Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of Heart Test Laboratories, Inc. dba HeartSciences (the “Company”) of our audit report dated February 25, 2022, relating to the financial statements of the Company as of and for each of the years ended April 30, 2021 and 2020, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California

May 17, 2022